Media Contact: David Rubinger 404.502.1240 / david@rubinger.com
Investor Relations Contact: David Black 404.266.4490 / david.black@statebt.com

State Bank Reports Third Quarter Financial Results;
Trends Remain Strong Despite Volatility from Accounting for FDIC Covered Loans

ATLANTA, October 29, 2012 - State Bank Financial Corporation (NASDAQ: STBZ) today announced unaudited financial results for the quarter ended September 30, 2012. Net income for the third quarter was $3.4 million, bringing year-to-date net income to $19.5 million. Fully diluted earnings per share was $.10 for the third quarter compared to $.34 in the second quarter of 2012 and $.53 in the third quarter of 2011. Year-to-date fully diluted earnings per share was $.60 compared to $1.04 in 2011.

Commenting on these results, Joe Evans, Chairman and CEO, said, "The third quarter was a continuation of our two dominant themes at State Bank, solid operating trends in the core franchise and loss share accounting noise. We had timing issues related to accretion and the amortization of our indemnification asset that caused the contribution to earnings from our acquired portfolios to be the lowest since the inception of the company, however we remain positive about the cumulative profitability of our asset resolution business. In the core bank, once again, we had solid growth in organic loans and transaction account balances, and positive trends in expenses. This momentum in the core is where our long-term franchise value resides."

Total assets at quarter-end were $2.64 billion, relatively flat compared to $2.67 billion at the end of the second quarter and $2.68 billion in the third quarter of 2011. Loans not covered by loss share agreements with the FDIC grew $56.2 million in the third quarter of 2012 to $937.3 million and have grown $287.0 million over the past year. Noncovered loans now comprise 62.9% of State Bank's total gross loans.
Total net loans were $1.43 billion, down $58.3 million from the second quarter, and up $19.7 million from the third quarter of 2011.

Total deposits at quarter-end were $2.12 billion, down from $2.17 billion at the end of the second quarter and $2.24 billion in the third quarter of 2011. This decrease was the result of continued active management of higher cost interest-bearing deposits with outflows centered in money market balances. Noninterest-bearing deposits grew by $24.5 million, or 7.2%, from the second quarter and by 40.2% since the third quarter of 2011. Noninterest-bearing deposits now make up 17.3% of total deposits. Cost of funds for the third quarter was 41 basis points, a six basis point improvement from the second quarter of 2012 and a 38 basis point improvement from the third quarter of 2011.

Tangible book value per share increased to $13.18 in the third quarter, up $.19, or 1.5%, from the second quarter and up $1.18 from the third quarter of 2011. State Bank Financial Corporation continues to be well capitalized, finishing the quarter with a leverage ratio of 15.44% and a Tier I risk-based capital ratio of 29.95%.

Net interest income was $34.2 million in the third quarter of 2012, down from $46.4 million in the second quarter of 2012 and $45.5 million in the third quarter of 2011. The linked quarter decrease closely tracked the change in accretion income on covered loans, which declined $13.3 million from the second quarter. Over two-thirds of this linked quarter decrease in accretion was due to fewer early payoffs and the fact that no loan pools closed in the third quarter. Interest income on noncovered loans was up $957 thousand from the second quarter and up $4.6 million from the third quarter of 2011, driven by solid organic loan growth. Interest expense was down $331 thousand from last quarter and down $2.4 million from the third quarter of 2011, a result of the lower cost of funds.

Provision for loan losses on noncovered loans was $1.1 million in the third quarter, down from $2.1 million in the second quarter, reflecting strong credit metrics in the organic loan portfolio. Provision for loan losses on covered loans was $5.4 million in the third quarter, up from $2.9 million in the second quarter and up from $2.8 million in the third quarter of 2011. This increase was a result of additional impairment recognized on covered loans. Approximately one-third of the impaired loans driving the provision were residential and two-thirds were commercial, with collateral centered in raw land and lots in outer areas of the Atlanta MSA.

Amortization of the indemnification asset negatively impacted noninterest income by $6.5 million in the third quarter compared to $4.0 million in the second quarter and accretion that benefited noninterest income by $1.8 million in the third quarter of 2011. As a result of the impairment this quarter on covered loans, several million in additional accretion from an adjustment to yield was deferred and is expected to be realized over future periods rather than as an immediate offset to indemnification asset amortization in the current quarter. Due to the amortization of the indemnification asset, total noninterest income was negative $3.3 million in the third quarter compared to negative $1.2 million in the second quarter of 2012 and $6.7 million in the third quarter of 2011.

Noninterest expense for the third quarter was $19.8 million, down from $22.4 million in the second quarter of 2012 and $21.8 million in the third quarter of 2011, representing the lowest level of expenses for State Bank since the second quarter of 2010. Salaries and employee benefits were down $817 thousand from last quarter and up $518 thousand from the third quarter of 2011. Legal and professional fees saw a decrease of $908 thousand from the second quarter and a decrease of $493 thousand from the third quarter of 2011. Net cost of operations of other real estate owned of a negative $484 thousand was down by $942 thousand from the second quarter and $2.0 million in the third quarter of 2011, the result of gains on dispositions outweighing operating expenses and writedowns during the quarter.

Detailed Results

Supplemental tables displaying financial results for third quarter 2012 and the previous four quarters are included with this press release.

Conference Call

State Bank Chief Executive Officer Joe Evans, Chief Financial Officer Tom Callicutt, and President Kim Childers will discuss financial and business results for the quarter on a conference call today at 11:00 a.m. EDT. The dial in number is 1.800.269.0310. Please dial in 10 minutes prior to the start of the call to register. You will be asked to provide your name and affiliation/company to join the call. A replay of the conference call will be available shortly after the call's completion in the Investors section on the company's website at www.statebt.com. A slide presentation for today's call is also available in the Investors section on the company's website at www.statebt.com.

About State Bank Financial Corporation and State Bank and Trust Company
State Bank Financial Corporation (NASDAQ: STBZ) is the holding company for State Bank and Trust Company, one of Georgia's best-capitalized banks, with approximately $2.64 billion in assets as of September 30, 2012. State Bank has locations in Metro Atlanta and Middle Georgia. State Bank Financial Corporation is headquartered in Atlanta, Georgia and State Bank and Trust Company is headquartered in Macon, Georgia.

State Bank was named the best performing community bank in the United States for 2011 by SNL Financial LC for banks between $500 million and $5 billion in assets. State Bank was also ranked fourth among the 195 banks in the $1 billion-to-$5 billion-asset category of Bank Director magazine's 2012 Bank Performance Scorecard, a ranking of U.S. publicly traded banks and thrifts based on 2011 calendar-year financials.

To learn more about State Bank, visit www.statebt.com

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans, expectations and benefits of our strategic plan, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, unanticipated losses related to the integration of, and accounting for, acquired assets and assumed liabilities in our FDIC-assisted transactions, access to funding sources, greater than expected noninterest expenses, volatile credit and financial markets both domestic and foreign, potential deterioration in real estate values, regulatory changes and excessive loan losses, any or all of which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

State Bank Financial Corporation 3Q12 Financial Supplement: Table 1 Condensed Consolidated Financial Summary Results Quarterly (Unaudited)

						3Q12 Change vs.
(Dollars in thousands, except per share data)	3Q12	2Q12	1Q12	4Q11	3Q11	2Q12	3Q11
INCOME STATEMENT HIGHLIGHTS
Total interest income on invested funds	$2,862	$3,027	$3,005	$3,154	$3,040	$(165)	$(178)
Interest income on noncovered loans, including fees	14,679	13,722	11,834	12,486	10,096	957	4,583
Accretion income on covered loans	18,893	32,191	23,490	29,408	36,938	(13,298)	(18,045)
Total interest expense	2,235	2,566	2,852	3,595	4,603	(331)	(2,368)
Net interest income	34,199	46,374	35,477	41,453	45,471	(12,175)	(11,272)
Provision for loan losses (noncovered loans)	1,050	2,125	1,535	2,868	1,060	(1,075)	(10)
Provision for loan losses (covered loans)	5,441	2,902	(1,283)	16,768	2,815	2,539	2,626
Noninterest income	(3,254)	(1,243)	(3,778)	18,783	6,689	(2,011)	(9,943)
Noninterest expense	19,835	22,426	23,213	27,227	21,789	(2,591)	(1,954)
Income before income taxes	4,619	17,678	8,234	13,373	26,496	(13,059)	(21,877)
Income tax expense	1,261	6,647	3,096	4,284	9,392	(5,386)	(8,131)
Net income	$3,358	$11,031	$5,138	$9,089	$17,104	$(7,673)	$(13,746)
COMMON STOCK DATA
Basic earnings per share	$.11	$.35	$.16	$.29	$.54	$(.24)	$(.43)
Diluted earnings per share	.10	.34	.16	.28	.53	(.24)	(.43)
Book value per share at period end	13.42	13.24	12.88	12.52	12.27	.18	1.15
Tangible book value per share at period end	13.18	12.99	12.62	12.26	12.00	.19	1.18
Market price at period end	16.49	15.16	17.51	15.11	12.62	1.33	3.87
Period end shares outstanding	31,896,738	31,721,236	31,721,236	31,721,236	31,721,236	175,502	175,502
Weighted average shares outstanding:
Basic	31,654,046	31,613,581	31,611,603	31,611,581	31,611,581	40,465	42,465
Diluted	32,808,726	32,776,553	32,777,121	32,586,069	32,413,101	32,173	395,625
AVERAGE BALANCE SHEET HIGHLIGHTS
Noncovered loans, net of unearned income	$901,168	$840,428	$740,905	$709,071	$601,610	$60,740	$299,558
Covered loans	625,701	707,273	788,511	818,901	768,878	(81,572)	(143,177)
Loans, net of unearned income	1,526,869	1,547,701	1,529,416	1,527,972	1,370,488	(20,832)	156,381
Assets	2,705,134	2,691,432	2,660,418	2,857,643	2,711,296	13,702	(6,162)
Deposits	2,182,834	2,190,364	2,203,564	2,404,501	2,298,343	(7,530)	(115,509)
Liabilities	2,274,855	2,271,111	2,253,317	2,461,147	2,332,119	3,744	(57,264)
Equity	430,279	420,321	407,101	396,496	379,177	9,958	51,102
Tangible common equity	422,456	412,222	398,751	387,784	370,545	10,234	51,911
KEY METRICS
Return on average assets	.50%	1.65%	.78%	1.26%	2.50%	(1.15)%	(2.00)%
Return on average equity	3.14	10.56	5.08	9.09	17.90	(7.42)	(14.76)
Yield on earning assets	6.74	9.34	7.60	8.37	9.36	(2.60)	(2.62)
Cost of funds	.41	.47	.52	.60	.79	(.06)	(.38)
Rate on interest-bearing liabilities	.49	.55	.60	.69	.89	(.06)	(.40)
Net interest margin	6.33	8.85	7.03	7.70	8.50	(2.52)	(2.17)
Average equity to average assets	15.91	15.62	15.30	13.87	13.99	.29	1.92
Leverage ratio	15.44	15.24	15.06	13.76	14.16	.20	1.28
Tier I risk-based capital ratio	29.95	31.45	32.92	33.84	33.78	(1.50)	(3.83)
Total risk-based capital ratio	31.23	32.77	34.22	35.15	35.03	(1.54)	(3.80)
Efficiency ratio (1)	63.98	49.63	73.10	45.15	41.73	14.35	22.25
Average loans to average deposits	69.95	70.66	69.41	63.55	59.63	(.71)	10.32
Noninterest-bearing deposits to total deposits	17.31	15.85	14.30	12.93	11.70	1.46	5.61
Nonperforming loans to total noncovered loans (2)	.58	.52	.49	.31	.36	.06	.22
Nonperforming assets to loans + ORE:
Noncovered	.67	.63	.60	.48	.52	.04	.15
Covered	9.43	8.07	7.87	9.42	10.95	1.36	(1.52)

(1)  Calculated on a fully tax-equivalent basis.
(2)  The ratio of nonperforming covered loans to total covered loans is not presented, as there are no covered loans designated as nonperforming.

State Bank Financial Corporation 3Q12 Financial Supplement: Table 2 Condensed Consolidated Balance Sheet Quarterly (Unaudited)

						3Q12 Change vs.
(Dollars in thousands)	3Q12	2Q12	1Q12	4Q11	3Q11	2Q12	3Q11
Assets
Cash and amounts due from depository institutions	$7,516	$6,921	$11,287	$13,747	$8,237	$595	$(721)
Interest-bearing deposits in other financial institutions	345,399	279,060	199,031	206,785	353,760	66,339	(8,361)
Cash and cash equivalents	352,915	285,981	210,318	220,532	361,997	66,934	(9,082)
Investment securities available-for-sale	311,323	280,662	322,832	349,929	350,225	30,661	(38,902)
Federal Home Loan Bank stock	3,440	4,651	8,802	8,802	8,882	(1,211)	(5,442)
Loans receivable:
Noncovered under FDIC loss share agreements	937,331	881,120	802,955	701,029	650,312	56,211	287,019
Covered under FDIC loss share agreements, net	553,006	687,451	743,838	812,154	770,102	(134,445)	(217,096)
Allowance for loan losses (noncovered loans)	(14,330)	(13,317)	(11,681)	(10,207)	(7,670)	(1,013)	(6,660)
Allowance for loan losses (covered loans)	(46,411)	(67,346)	(56,087)	(59,277)	(2,815)	20,935	(43,596)
Net loans	1,429,596	1,487,908	1,479,025	1,443,699	1,409,929	(58,312)	19,667
Mortgage loans held for sale	2,130	1,907	3,719	6,229	1,661	223	469
Other real estate owned:
Noncovered under FDIC loss share agreements	892	976	957	1,210	1,072	(84)	(180)
Covered under FDIC loss share agreements	57,595	60,334	63,572	84,496	94,647	(2,739)	(37,052)
Premises and equipment, net	38,282	38,298	36,971	36,760	36,832	(16)	1,450
Goodwill	6,562	6,562	6,562	6,562	6,562	—	—
Core deposit intangible, net	1,103	1,360	1,636	1,882	1,925	(257)	(822)
FDIC receivable for loss share agreements, net	355,741	419,786	460,593	529,440	346,836	(64,045)	8,905
Other assets	84,165	81,804	81,661	86,793	54,792	2,361	29,373
Total assets	$2,643,744	$2,670,229	$2,676,648	$2,776,334	$2,675,360	$(26,485)	$(31,616)
Liabilities and Shareholders’ Equity
Noninterest-bearing deposits	$367,762	$343,214	$312,967	$297,188	$262,331	$24,548	$105,431
Interest-bearing deposits	1,756,536	1,821,922	1,875,908	2,001,277	1,980,652	(65,386)	(224,116)
Total deposits	2,124,298	2,165,136	2,188,875	2,298,465	2,242,983	(40,838)	(118,685)
Securities sold under agreements to repurchase	607	2,845	1,421	4,749	6,145	(2,238)	(5,538)
Notes payable	2,527	2,531	2,535	2,539	2,542	(4)	(15)
Other liabilities	88,114	79,663	75,314	73,293	34,559	8,451	53,555
Total liabilities	2,215,546	2,250,175	2,268,145	2,379,046	2,286,229	(34,629)	(70,683)
Total shareholders’ equity	428,198	420,054	408,503	397,288	389,131	8,144	39,067
Total liabilities and shareholders’ equity	$2,643,744	$2,670,229	$2,676,648	$2,776,334	$2,675,360	$(26,485)	$(31,616)
Capital Ratios
Average equity to average assets	15.91%	15.62%	15.30%	13.37%	13.99%	.29%	1.92%
Leverage ratio	15.44	15.24	15.06	13.76	14.16	.20	1.28
Tier I risk-based capital ratio	29.95	31.45	32.92	33.84	33.78	(1.50)	(3.83)
Total risk-based capital ratio	31.23	32.77	34.22	35.15	35.03	(1.54)	(3.80)

State Bank Financial Corporation 3Q12 Financial Supplement: Table 3 Condensed Consolidated Income Statement Quarterly (Unaudited)

						3Q12 Change vs.
(Dollars in thousands, except per share data)	3Q12	2Q12	1Q12	4Q11	3Q11	2Q12	3Q11
Total interest income on invested funds	$2,862	$3,027	$3,005	$3,154	$3,040	$(165)	$(178)
Interest income on noncovered loans, including fees	14,679	13,722	11,834	12,486	10,096	957	4,583
Accretion income on covered loans	18,893	32,191	23,490	29,408	36,938	(13,298)	(18,045)
Total interest expense	2,235	2,566	2,852	3,595	4,603	(331)	(2,368)
Net interest income	34,199	46,374	35,477	41,453	45,471	(12,175)	(11,272)
Provision for loan losses (noncovered loans)	1,050	2,125	1,535	2,868	1,060	(1,075)	(10)
Provision for loan losses (covered loans)	5,441	2,902	(1,283)	16,768	2,815	2,539	2,626
Net interest income after provision for loan losses	27,708	41,347	35,225	21,817	41,596	(13,639)	(13,888)
Noninterest income:
Accretion (amortization) of FDIC receivable for loss share agreements	(6,488)	(3,997)	(7,001)	131	1,775	(2,491)	(8,263)
Service charges on deposits	1,298	1,199	1,212	1,370	1,383	99	(85)
Mortgage banking income	255	311	302	349	260	(56)	(5)
Gain (loss) on sale of investment securities	—	—	93	(20)	(31)	—	31
Gains on FHLB stock redemptions	101	434	—	772	574	(333)	(473)
Gains on acquisitions	—	—	—	14,890	—	—	—
ATM income	611	610	585	551	525	1	86
Other	969	200	1,031	740	2,203	769	(1,234)
Total noninterest income	(3,254)	(1,243)	(3,778)	18,783	6,689	(2,011)	(9,943)
Noninterest expense:
Salaries and employee benefits	12,811	13,628	12,963	14,333	12,293	(817)	518
Occupancy and equipment	2,469	2,419	2,457	2,795	2,008	50	461
Legal and professional fees	1,265	2,173	1,517	1,342	1,758	(908)	(493)
Marketing	573	366	264	935	844	207	(271)
Federal insurance premiums and other regulatory fees	378	355	418	193	(33)	23	411
Net cost of operations of other real estate owned	(484)	458	2,078	4,322	1,998	(942)	(2,482)
Data processing	1,196	1,336	1,864	1,387	1,285	(140)	(89)
Core deposit intangible amortization expense	256	276	246	241	236	(20)	20
Other	1,371	1,415	1,406	1,679	1,400	(44)	(29)
Total noninterest expense	19,835	22,426	23,213	27,227	21,789	(2,591)	(1,954)
Income before income taxes	4,619	17,678	8,234	13,373	26,496	(13,059)	(21,877)
Income tax expense	1,261	6,647	3,096	4,284	9,392	(5,386)	(8,131)
Net income	$3,358	$11,031	$5,138	$9,089	$17,104	$(7,673)	$(13,746)
Basic earnings per share	$.11	$.35	$.16	$.29	$.54	$(.24)	$(.43)
Diluted earnings per share	.10	.34	.16	.28	.53	(.24)	(.43)
Weighted average common shares outstanding:
Basic	31,654,046	31,613,581	31,611,603	31,611,581	31,611,581	40,465	42,465
Diluted	32,808,726	32,776,553	32,777,121	32,586,069	32,413,101	32,173	395,625

State Bank Financial Corporation 3Q12 Financial Supplement: Table 4 Condensed Consolidated Composition of Loans and Deposits Quarterly (Unaudited)

						3Q12 Change vs.
(Dollars in thousands)	3Q12	2Q12	1Q12	4Q11	3Q11	2Q12	3Q11
Composition of Loans
Noncovered loans:
Construction, land & land development	$249,739	$253,980	$212,165	$162,382	$139,433	$(4,241)	$110,306
Other commercial real estate	411,574	356,476	339,084	307,814	292,559	55,098	119,015
Total commercial real estate	661,313	610,456	551,249	470,196	431,992	50,857	229,321
Commercial & industrial	33,817	35,186	38,021	35,817	36,253	(1,369)	(2,436)
Owner-occupied real estate	163,327	154,533	152,552	139,128	124,885	8,794	38,442
Total commercial & industrial	197,144	189,719	190,573	174,945	161,138	7,425	36,006
Residential real estate	41,514	41,449	39,356	33,738	29,293	65	12,221
Consumer & other	37,360	39,496	21,777	22,150	27,889	(2,136)	9,471
Total noncovered loans	937,331	881,120	802,955	701,029	650,312	56,211	287,019
Covered loans:
Construction, land & land development	98,546	136,200	176,164	190,110	184,242	(37,654)	(85,696)
Other commercial real estate	165,148	208,975	212,783	233,575	229,548	(43,827)	(64,400)
Total commercial real estate	263,694	345,175	388,947	423,685	413,790	(81,481)	(150,096)
Commercial & industrial	21,281	29,298	32,722	38,174	39,855	(8,017)	(18,574)
Owner-occupied real estate	100,151	118,848	128,219	143,523	118,324	(18,697)	(18,173)
Total commercial & industrial	121,432	148,146	160,941	181,697	158,179	(26,714)	(36,747)
Residential real estate	156,368	180,167	177,790	189,109	182,021	(23,799)	(25,653)
Consumer & other	11,512	13,963	16,160	17,663	16,112	(2,451)	(4,600)
Total covered loans	553,006	687,451	743,838	812,154	770,102	(134,445)	(217,096)
Total loans	$1,490,337	$1,568,571	$1,546,793	$1,513,183	$1,420,414	$(78,234)	$69,923
Composition of Deposits
Noninterest-bearing demand deposits	$367,762	$343,214	$312,967	$297,188	$262,331	$24,548	$105,431
Interest-bearing transaction accounts	324,305	331,550	316,738	359,020	286,130	(7,245)	38,175
Savings and money market accounts	960,714	1,016,619	1,103,151	1,140,552	1,234,359	(55,905)	(273,645)
Time deposits less than $100,000	208,769	222,402	249,047	274,415	245,377	(13,633)	(36,608)
Time deposits $100,000 or greater	157,414	170,844	196,197	213,200	198,790	(13,430)	(41,376)
Brokered and wholesale time deposits	105,334	80,507	10,775	14,090	15,996	24,827	89,338
Total deposits	$2,124,298	$2,165,136	$2,188,875	$2,298,465	$2,242,983	$(40,838)	$(118,685)

State Bank Financial Corporation 3Q12 Financial Supplement: Table 5 Condensed Consolidated Asset Quality Data Quarterly (Unaudited)

						3Q12 Change vs.
(Dollars in thousands)	3Q12	2Q12	1Q12	4Q11	3Q11	2Q12	3Q11
Nonperforming noncovered assets:
Nonaccrual loans	$4,117	$4,197	$3,561	$1,905	$2,088	$(80)	$2,029
Troubled debt restructurings	1,297	347	335	256	259	950	1,038
Total nonperforming noncovered loans	5,414	4,544	3,896	2,161	2,347	870	3,067
Other real estate owned	892	976	957	1,210	1,072	(84)	(180)
Total nonperforming noncovered assets	6,306	5,520	4,853	3,371	3,419	786	2,887
Nonperforming covered assets:
Other real estate owned (1)	$57,595	$60,334	$63,572	$84,496	$94,647	$(2,739)	$(37,052)
Noncovered assets:
Year-to-date charge-offs	$667	$555	$68	$1,744	$1,390	$112	$(723)
Year-to-date recoveries	80	5	7	118	95	75	(15)
Year-to-date net charge-offs	$587	$550	$61	$1,626	$1,295	$37	$(708)
Ratios:
Annualized YTD net charge-offs to total average noncovered loans	.09%	.13%	.03%	.23%	.29%	(.04)%	(.20)%
Nonperforming loans to total noncovered loans (2)	.58%	.52%	.49%	.31%	.36%	.06%	.22%
Nonperforming assets to loans + ORE:
Noncovered	.67	.63	.60	.48	.52	.04	.15
Covered	9.43	8.07	7.87	9.42	10.95	1.36	(1.52)
Allowance for loan losses to loans:
Noncovered	1.53	1.51	1.45	1.46	1.18	.02	.35
Covered	8.39	9.80	7.54	7.30	.37	(1.41)	8.02

(1)  Total nonperforming assets for covered assets consist of other real estate only. There are no covered loans designated as nonperforming.
(2)  The ratio of nonperforming loans to total loans is disclosed for noncovered loans only because there are no covered loans designated as nonperforming.

State Bank Financial Corporation 3Q12 Financial Supplement: Table 6 Condensed Consolidated Average Balances and Yield Analysis Quarterly (Unaudited)

						3Q12 Change vs.
(Dollars in thousands)	3Q12	2Q12	1Q12	4Q11	3Q11	2Q12	3Q11
Selected Average Balances
Interest-bearing deposits in other financial institutions	$333,882	$258,178	$158,949	$261,853	$389,013	$75,704	$(55,131)
Taxable investment securities	280,432	292,678	333,661	365,388	353,426	(12,246)	(72,994)
Nontaxable investment securities, tax equivalent basis	12,263	12,469	10,199	11,267	11,823	(206)	440
Noncovered loans receivable (1)	901,168	840,428	740,905	709,071	601,610	60,740	299,558
Covered loans receivable	625,701	707,273	788,511	818,901	768,878	(81,572)	(143,177)
Total earning assets	2,153,446	2,111,026	2,032,225	2,166,480	2,124,750	42,420	28,696
Total nonearning assets	551,688	580,406	628,193	691,163	586,546	(28,718)	(34,858)
Total assets	2,705,134	2,691,432	2,660,418	2,857,643	2,711,296	13,702	(6,162)
Interest-bearing transaction accounts	321,328	323,126	310,662	309,991	268,364	(1,798)	52,964
Savings & money market deposits	997,939	1,052,130	1,115,877	1,204,433	1,294,561	(54,191)	(296,622)
Time deposits less than $100,000	215,048	237,154	262,116	322,617	258,196	(22,106)	(43,148)
Time deposits $100,000 or greater	264,222	247,466	214,205	261,114	216,408	16,756	47,814
FHLB advances	—	—	—	4,566	—	—	—
Notes payable	2,529	2,533	2,537	2,541	2,545	(4)	(16)
Securities sold under agreements to repurchase	2,448	2,776	3,564	4,030	4,098	(328)	(1,650)
Total interest-bearing liabilities	1,803,514	1,865,185	1,908,961	2,109,292	2,044,172	(61,671)	(240,658)
Noninterest-bearing demand deposits	384,297	330,488	300,704	306,346	260,814	53,809	123,483
Other liabilities	87,044	75,438	43,652	45,509	27,133	11,606	59,911
Shareholders’ equity	430,279	420,321	407,101	396,496	379,177	9,958	51,102
Total liabilities and shareholders' equity	2,705,134	2,691,432	2,660,418	2,857,643	2,711,296	13,702	(6,162)
Interest Margins (2)
Interest-bearing deposits in other financial institutions	.22%	.24%	.26%	.32%	.25%	(.02)%	(.03)%
Taxable investment securities	3.65	3.80	3.37	3.07	3.02	(.15)	.63
Nontaxable investment securities, tax equivalent basis (3)	5.28	5.41	6.33	6.59	5.77	(.13)	(.49)
Noncovered loans receivable	6.48	6.57	6.42	6.99	6.66	(.09)	(.18)
Covered loans receivable	12.01	18.31	11.98	14.57	19.06	(6.30)	(7.05)
Total earning assets	6.74%	9.34%	7.60%	8.37%	9.36%	(2.60)%	(2.62)%
Interest-bearing transaction accounts	.12	.12	.13	.12	.21	—	(.09)
Savings & money market deposits	.46	.51	.50	.54	.71	(.05)	(.25)
Time deposits less than $100,000.67		.86	1.12	1.17	1.75	(.19)	(1.08)
Time deposits $100,000 or greater	.85	.95	1.08	1.38	1.77	(.10)	(.92)
FHLB advances	—	—	—	.94	—	—	—
Notes payable	8.49	8.32	8.72	8.39	8.73	.17	(.24)
Securities sold under agreements to repurchase	.10	.10	.11	.27	.10	—	—
Total interest-bearing liabilities	.49	.55	.60	.69	.89	(.06)	(.40)
Net interest spread	6.25	8.78	7.00	7.68	8.47	(2.53)	(2.22)
Net interest margin	6.33%	8.85%	7.03%	7.70%	8.50%	(2.52)%	(2.17)%

(1) The above amount includes nonaccrual loans of $4,370 for 3Q12, $4,182 for 2Q12, $3,340 for 1Q12, $2,562 for 4Q11 and $4,069 for 3Q11.
(2) Annualized for the applicable period.
(3) Reflects taxable equivalent adjustments using the statutory tax rate of 35% in adjusting interest on tax-exempt securities to fully taxable basis. The taxable equivalent adjustments included above amount to $57 for 3Q12, $59 for 2Q12, $56 for 1Q12, $65 for 4Q11 and $60 for 3Q11.